Exhibit 21

Subsidiaries of the Registrant

CommunityONE Bank, National Association –

National banking association headquartered in the State of North Carolina

First National Investor Services, Inc. –

A North Carolina corporation and operating subsidiary

Premier Investment Services, Inc. –

A North Carolina corporation and operating subsidiary

Dover Mortgage Company –

A North Carolina corporation and operating subsidiary

FNB United Statutory Trust I –

A Connecticut statutory business trust

FNB United Statutory Trust II –

A Delaware statutory business trust

Catawba Valley Capital Trust II –

A Delaware statutory business trust

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